                                                                     EXHIBIT 4.5

                      AMENDMENT NO. 3 TO CREDIT AGREEMENT



          AMENDMENT NO. 3 dated as of November 27, 1995 to the Credit Agreement dated as of September 11, 1995 among Vencor, Inc., the other Borrowers referred to therein and the Banks, Co-Agents, LC Issuing Banks and Agents referred to therein, as heretofore amended (the "Credit Agreement").

          WHEREAS terms defined in the Credit Agreement have the same respective meanings when used herein;

          WHEREAS Vencor desires to (i) purchase shares of its own common stock and/or (ii) purchase securities of Tenet Healthcare Corporation convertible into or exchangeable for shares of Vencor's common stock; and

          WHEREAS Vencor has asked the Banks to amend Section 5.11 of the Credit Agreement to permit Vencor to make the foregoing purchases for an aggregate purchase price up to $50,000,000 without restricting Vencor's ability to make any other Restricted Payments;

          NOW, THEREFORE, the undersigned parties hereto agree as follows:

          SECTION 1.  Restricted Payments. Section 5.11 of the Credit Agreement
                      -------------------
is amended as follows:

          1. Clause (d) of Section 5.11 is redesignated as clause (e) and the word "and" at the end of clause (c) is deleted.

          2. The following new clause (d) is added to Section 5.11 immediately after clause (c):

          (d) payments after November 27, 1995 to (i) purchase common stock of Vencor and/or (ii) purchase securities of Tenet Healthcare Corporation convertible into or exchangeable for common stock of Vencor; provided that
                                                                  --------
     the aggregate purchase price for all such common stock and securities purchased pursuant to this clause (d) shall not exceed $50,000,000; and

          3.  The reference in the proviso at the end of Section 5.11 to "clause
(c) or (d)" is changed to "clause (c), (d) or (e)".

          4. The first page of the exhibit entitled "Calculation of Compliance with Financial Covenants" included in Exhibit E to the Credit Agreement is deleted and replaced by the first page of such exhibit attached hereto.

          SECTION 2.  Transactions with Affiliates.  The undersigned parties
                      ----------------------------
hereby waive compliance with the provisions of Section 5.13 of the Credit Agreement to the extent (and only to the extent) required to permit Vencor to purchase directly from Tenet Healthcare Corporation any or all of the securities convertible into or exchangeable for Vencor's common stock permitted to be purchased pursuant to Section 5.11(d) of the Credit Agreement as amended hereby.

          SECTION 3.  Rights Otherwise Unaffected.  This Amendment is limited
                      ---------------------------
to the matters expressly set forth herein. Except to the extent specifically amended or waived hereby, all terms of the Credit Agreement shall remain in full force and effect.

          SECTION 4.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 5.  Counterparts.  This Amendment may be signed in any number
                      ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 6.  Effectiveness.  This Amendment shall become effective
                      -------------
when the Documentation Agent shall have received from each of the Required Banks and each of the Borrowers either a counterpart hereof signed by such party or telegraphic, telex or other written confirmation from such party that it has signed a counterpart hereof.

          IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed as of the date first above written.

                                   BORROWERS
                                   ---------

                                   VENCOR, INC.



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer


                                   FIRST HEALTHCARE CORPORATION



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer

                                   NORTHWEST HEALTH CARE, INC.

                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer


                                   MEDISAVE PHARMACIES, INC.



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer


                                   HILLHAVEN PROPERTIES, LTD.



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer


                                   HILLHAVEN OF CENTRAL FLORIDA, INC.



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer


                                   NATIONWIDE CARE, INC.



                                   By:  /s/ Robert K. Schneider
                                      --------------------------------
                                   Name:  Robert K. Schneider
                                   Title: Treasurer

                                   BANKS
                                   -----

                                   BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION



                                   By:  /s/ Ruth Z. Edwards
                                      --------------------------------
                                   Name:  Ruth Z. Edwards
                                   Title: Vice President



                                   THE BANK OF NEW YORK



                                   By:  /s/ Douglas Ober
                                      --------------------------------
                                   Name:  Douglas Ober
                                   Title: Vice President


                                   CHEMICAL BANK



                                   By:  /s/ Peter C. Eckstein
                                      --------------------------------
                                   Name:  Peter C. Eckstein
                                   Title: Vice President


                                   CREDIT SUISSE



                                   By:  /s/ Harry R. Olsen
                                      --------------------------------
                                   Name:  Harry R. Olsen
                                   Title: Member of Senior Management



                                   By:  /s/ Kristinn R. Kristinsson
                                      --------------------------------
                                   Name:  Kristinn R. Kristinsson
                                   Title: Associate


                                   MELLON BANK, N.A.



                                   By:  /s/ Marsha Wicker
                                      --------------------------------
                                   Name:  Marsha Wicker
                                   Title: Vice President

                                   PNC BANK, KENTUCKY, INC.



                                   By:  /s/ Todd D. Munson
                                      --------------------------------
                                   Name:  Todd D. Munson
                                   Title: Vice President


                                   TORONTO-DOMINION (TEXAS), INC.



                                   By:  /s/ Lisa Allison
                                      --------------------------------
                                   Name:  Lisa Allison
                                   Title: Vice President


                                   WACHOVIA BANK OF NORTH CAROLINA,
                                     N.A.



                                   By:  /s/ Robert G. Brookby
                                      --------------------------------
                                   Name:  Robert G. Brookby
                                   Title: Executive Vice President


                                   BANK OF LOUISVILLE AND TRUST
                                     COMPANY



                                   By:  /s/ Roy L. Johnson, Jr.
                                      --------------------------------
                                   Name:  Roy L. Johnson, Jr.
                                   Title: Senior Vice President


                                   BANK ONE, COLUMBUS, NA



                                   By:  /s/ James Zook
                                      --------------------------------
                                   Name:  James Zook
                                   Title: Vice President

                                   FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA



                                   By:  /s/ Joseph H. Towell
                                      --------------------------------
                                   Name:  Joseph H. Towell
                                   Title: Senior Vice President



                                   FLEET BANK OF MASSACHUSETTS



                                   By:  /s/ Ginger Stolzenthaler
                                      --------------------------------
                                   Name:  Ginger Stolzenthaler
                                   Title: Vice President


                                   LTCB TRUST COMPANY



                                   By:  /s/ Rene O. LeBlanc
                                      --------------------------------
                                   Name:  Rene O. LeBlanc
                                   Title: Senior Vice President



                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                   By:  /s/ Diana H. Imhof
                                      --------------------------------
                                   Name:  Diana H. Imhof
                                   Title: Vice President



                                   NATIONAL CITY BANK, KENTUCKY


                                   By:  /s/ Deroy Scott
                                      --------------------------------
                                   Name:  Deroy Scott
                                   Title: Vice President

                                   NATIONSBANK, N. A.



                                   By:  /s/ Ashley M. Crabtree
                                      --------------------------------
                                   Name:  Ashley M. Crabtree
                                   Title: Vice President


                                   NBD BANK



                                   By:  /s/ Randall K. Stephens
                                      --------------------------------
                                   Name:  Randall K. Stephens
                                   Title: Vice President


                                   U.S. BANK OF WASHINGTON NATIONAL
                                     ASSOCIATION



                                   By:  /s/ Arnold J. Conrad
                                        ------------------------------
                                   Name:  Arnold J. Conrad
                                   Title: Vice President

              CALCULATION OF COMPLIANCE WITH FINANCIAL COVENANTS
                            (Dollars in Thousands)
                                    [Date]


RESTRICTED PAYMENTS [Section 5.11]
----------------------------------


Restricted Payments Made Pursuant to Section 5.11(d):

     Cumulative amount in prior periods       $___________

     Current fiscal quarter                   $___________

     Total cumulative amount                  $___________

Restricted Payments Allowed
Pursuant to Section 5.11(d):                  $50,000,000


Restricted Payments Made
Pursuant to Section 5.11(e):

     Cumulative amount in prior periods       $___________

     Current fiscal quarter                   $___________

     Total cumulative amount                  $___________

Restricted Payments Allowed
Pursuant to Section 5.11(e):

     Base amount                              $20,000,000

     10% of cumulative Consolidated
     Net Income from October 1, 1995          $___________

     Net cash proceeds of common stock
     sold after Closing Date                  $___________

     Total allowable amount                   $___________